SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2015

(October 6, 2015)

Date of Report

(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

AutoZone’s Board of Directors amended the Company’s bylaws (the “Bylaws”) effective October 6, 2015 to authorize the Chief Executive Officer to elect one or more Vice Presidents of the Company (but not Executive Vice Presidents or Senior Vice Presidents), to remove any Vice President of the Company (but not any Executive Vice President or Senior Vice President), to fill any vacancy in the office of any Vice President of the Company (but not the office of any Executive Vice President or Senior Vice President) and to set the salaries for the same.

The amended and restated Bylaws are filed as Exhibit 3.1 to this current report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events.

On October 7, 2015, AutoZone, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized the repurchase of an additional $750 million of the Company’s common stock in connection with its ongoing share repurchase program. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 7, 2015, the Company issued a press release announcing (i) Mark A. Finestone, Senior Vice President, Merchandising and Store Development, has been promoted to Executive Vice President, Merchandising, Supply Chain, and Marketing; (ii) William W. Graves, Senior Vice President, Supply Chain and International, has been promoted to Executive Vice President, Mexico, Brazil, IMC and Store Development; and (iii) Thomas B. Newbern, Senior Vice President, Store Operations and Loss Prevention, has been promoted to Executive Vice President, Store Operations, Commercial and Loss Prevention. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this Current Report pursuant to Items 5.03 and 8.01:

(d)	Exhibits

	3.1	AutoZone, Inc. Sixth Amended and Restated Bylaws

	99.1	Press Release dated October 7, 2015

	99.2	Press Release dated October 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

	By:	/s/ William T. Giles
William T. Giles
Chief Financial Officer and
Executive Vice President - Finance,
Information Technology and
ALLDATA
Dated: October 7, 2015

EXHIBIT INDEX

3.1	AutoZone, Inc. Sixth Amended and Restated Bylaws

99.1	Press Release dated October 7, 2015

99.2	Press Release dated October 7, 2015